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                                                                       Exhibit 2

Number                  Incorporated Under The Laws Of                    Shares
- - -                               OKLAHOMA                              - - -

                                                There is a restriction on the
                                                transfer of these shares. See
                                                legend on reverse side.

                  (See Statement and Legend On Reverse Side)


                           GOTHIC ENERGY CORPORATION
                 7 1/2% Cumulative Convertible Preferred Stock
                          (par value $0.05 per share)


THIS CERTIFIES THAT __________________________________________________ IS THE
OWNER OF ________________________________________________________________  FULLY
PAID AND NON-ASSESSABLE SHARES OF THE 7 1/2% CUMULATIVE CONVERTIBLE PREFERRED STOCK OF THE ABOVE-NAMED CORPORATION TRANSFERRABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

                        IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNDER AFFIXED THIS _________ DAY OF ________________, A.D., 19_____.

SEAL  ________________________________          ________________________________
      John Rainwater, Secretary                 Michael K. Paulk, President
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FOR VALUE RECEIVED, _______________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

Please Insert Social Security Or Other
Indentifying Number of Assignee.        ________________________________________

____________________________________________ SHARES REPRESENTED BY THE WITHIN
CERTIFICATE,  AND DO HEREBY IRREVOCABLY CONSTITUTE  AND APPOINT

_________________________________________________________ ATTORNEY
TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


DATED _______________, 19_____

       IN PRESENCE OF

______________________________                    ______________________________



In accordance with Section 1032F of the Oklahoma General Corporation Act, the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The securities represented by this Certificate were originally issued on January 30, 1996, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this Certificate is subject to the conditions specified in the Purchase Agreement, dated as of December 20, 1995, between the issuer (the "Company") and a certain investor, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge.